EXHIBIT 10.11

WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT AND GUARANTY

This Waiver and First Amendment to Credit Agreement and Guaranty (herein, this “Agreement”) is entered into as of February 26, 2021 (the “First Amendment Effective Date”), by and among Agile Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto (each a “Lender” and collectively, the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as a lender and as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS:

A.     The Lenders have extended credit to the Borrower on the terms and conditions set forth in that certain Credit Agreement and Guaranty, dated as of February 10, 2020 (the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Agreement, the “Credit Agreement”).

B.     The Borrower has advised the Administrative Agent that its Annual Report on Form 10-K, which will be delivered to the Administrative Agent via the SEC’s EDGAR system pursuant to Section 8.01(b) of the Existing Credit Agreement, will be subject to a “going concern” qualification in the accompanying opinion of Ernst & Young LLP (the “Specified Event of Default”).

C.     The Borrower has requested that the Administrative Agent and the Lenders agree to waive the Specified Event of Default

D.     The Administrative Agent and the Lenders are willing to grant such waiver in accordance with and subject to the terms and conditions of this Agreement.

E.     The Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Existing Credit Agreement.

F.      The parties hereto agree to amend the Existing Credit Agreement pursuant to the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         Incorporation of Recitals; Defined Terms.  The parties hereto acknowledge that the Recitals set forth above are true and correct in all material respects.  The defined terms in the Recitals set forth above are hereby incorporated into this Agreement by reference.  All other capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

2.         Limited Waiver.  Upon satisfaction of the conditions set forth in Section 6 hereof, pursuant to Section 13.04 of the Credit Agreement and subject to the terms and conditions hereof, the Administrative Agent and the Lenders hereby waive the Specified Event of Default. For the avoidance of doubt, this waiver is effective solely as a waiver of the Specified Event of Default and does not constitute a waiver or any other Default or Event of Default.

3.         First Amendment to Existing Credit Agreement.  Upon satisfaction of the conditions set forth in Section 6  hereof, the Borrower, the Lenders and the Administrative Agent hereby agree that the Existing Credit Agreement is hereby amended by incorporating the changes shown on the marked copy of the Existing Credit Agreement attached hereto as Annex C.  Deletions of text in the Existing Credit Agreement as amended hereby are indicated by struck-through red text, and insertions of text as amended hereby are indicated by underlined blue text.  Attached hereto as Annex D is a clean copy of the Credit Agreement conformed through the First Amendment.  Schedule 1 to the Existing Credit Agreement is hereby amended and replaced in its entirety with the Schedule 1 attached hereto as Annex A. Exhibit H to the Existing Credit Agreement is hereby amended and replaced in its entirety with the Exhibit H attached hereto as Annex B.

4.         Acknowledgement of Liens.  The Borrower hereby acknowledges and agrees that the Obligations owing to the Administrative Agent and the Lenders arising out of or in any manner relating to the Loan Documents shall continue to be secured by the Liens granted as security therefor in the Loan Documents, to the extent provided for in the Loan Documents heretofore executed and delivered by the Borrower; and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Agreement.

5.         Representations And Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(A)     After giving effect to this Agreement, the representations and warranties of the Borrower contained in Article 7 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date hereof; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(B)     The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of, and duly executed and delivered by, the Borrower.

(C)     No Default or Event of Default has occurred and is continuing or shall occur and be continuing immediately after giving effect to this Agreement.

6.         Conditions Precedent.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(A)     The Agent and the Lenders shall have received executed counterparts of this Agreement duly executed and delivered by the Borrower.

(B)     The Borrower shall have issued to the Administrative Agent a warrant that, among other things, grants the holder thereof the right to purchase 450,000 shares of unrestricted common stock of the Borrower.

(C)     The Administrative Agent and the Lenders shall have received a favorable opinion, dated as of the First Amendment Effective Date, of Morgan, Lewis & Bockius LLP, counsel to the Borrower in form reasonably acceptable to the Lenders and their counsel.

(D)     The Administrative Agent and the Lenders shall have been reimbursed by the Borrower for all fees and expenses (including attorneys’ fees and expenses) incurred by the Agent and its counsel outstanding as of the date hereof.

(E)     The Administrative Agent and the Lenders shall have received (i) certified copies of the Organizational Documents of the Borrower and of resolutions of the board of directors (or similar governing body or committee of the board of directors, as applicable) of the Borrower approving and authorizing the execution, delivery and performance of this Agreement, certified as of the First Amendment Effective Date by its secretary or assistant secretary as being in full force and effect without modification or amendment and (ii) a good standing certificate and/or compliance certificate from the applicable Governmental Authority of the Borrower’s jurisdiction of incorporation, dated a recent date prior to the First Amendment Effective Date.

7.         Reference to and Effect on the Loan Documents; No Novation.

(A)     This Agreement constitutes a Loan Document.  On and after the date hereof, words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Agreement.

(B)     Except as specifically set forth in this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(C)     Except as expressly set forth in this Agreement, the Loan Documents and all of the obligations of the Loan Parties thereunder and the rights and benefits of the Administrative Agent and the Lenders thereunder remain in full force and effect. This Agreement is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Loan Documents, except as specifically set forth herein. Without limiting the foregoing, the Loan Parties agree to comply with all of the terms, conditions, and provisions of the Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Agreement. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement entered into in accordance with Section 13.04 of the Credit Agreement. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.         Headings.  The headings in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

9.         Governing Law.  This Agreement, and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

10.       Incorporation of Sections 13.10 and 13.11 of the Credit Agreement.  The provisions set forth in Sections 13.10 (Jurisdiction, Service of Process and Venue) and 13.11 (Waiver of Jury Trial) of the Credit Agreement shall apply to this Agreement in all respects.

11.       Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by facsimile, DocuSign or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

12.       Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

13.       Binding Effect.  This Agreement will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AGILE THERAPEUTICS, INC., as Borrower

By:	/s/ Alfred Altomari
Name: Alfred Altomari
Title: Chairman and Chief Executive Officer

[Signature Page to First Amendment to Credit Agreement and Guaranty]

PERCEPTIVE CREDIT HOLDINGS III, LP,
as Agent and Lender

By:	Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By:	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

[Signature Page to First Amendment to Credit Agreement and Guaranty]

ANNEX A

SCHEDULE 1

TO

CREDIT AGREEMENT

TRANCHE A TERM LOAN COMMITMENTS

LENDER	TRANCHE A TERM LOAN COMMITMENT

PERCEPTIVE CREDIT HOLDINGS III, LP	$5,000,000

TRANCHE B TERM LOAN COMMITMENTS

LENDER	TRANCHE B TERM LOAN COMMITMENT

PERCEPTIVE CREDIT HOLDINGS III, LP	$15,000,000

TRANCHE C TERM LOAN COMMITMENTS

LENDER	TRANCHE C TERM LOAN COMMITMENT

PERCEPTIVE CREDIT HOLDINGS III, LP	$15,000,000

TRANCHE D TERM LOAN COMMITMENTS

LENDER	TRANCHE C TERM LOAN COMMITMENT

PERCEPTIVE CREDIT HOLDINGS III, LP	$10,000,000

WARRANT SHARES

LENDER	NUMBER OF CLOSING DATE WARRANT SHARES	NUMBER OF FIRST AMENDMENT EFFECTIVE DATE WARRANT SHARES	TOTAL WARRANT SHARES

PERCEPTIVE CREDIT HOLDINGS III, LP	1,400,000	450,000	1,850,000

ANNEX B

Exhibit H

to Credit Agreement

FORM OF BORROWING NOTICE

Date:    [________________]

To:       Perceptive Credit Holdings III, LP, as Administrative Agent

c/o Perceptive Advisors LLC

51 Astor Place, 10th Floor

New York, NY 10003

Attn: Sandeep Dixit
Email: Sandeep@perceptivelife.com

Re:  Borrowing under Credit Agreement

Ladies and Gentlemen:

The undersigned, AGILE THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), refers to the Credit Agreement and Guaranty, dated as of February 10, 2020 (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and PERCEPTIVE CREDIT HOLDINGS III, LP, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  The terms defined in the Credit Agreement are herein used as therein defined.

Borrower hereby gives you notice irrevocably, pursuant to Section 2.01[(b)] [(c)] [d] of the Credit Agreement, of the borrowing of the Term Loans specified herein:

1.         The proposed Tranche [B] [C] [D] Term Loan Borrowing Date is [________________].

2.         The amount of the proposed Borrowing is $[15,000,000] [10,000,000].

3.         The payment instructions with respect to the funds to be made available to Borrower are as follows:

Bank name:  [________________]

Bank Address:  [________________]

Routing Number:  [________________]

Account Number:  [________________]

Swift Code:  [________________]

Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing of the Term Loans, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)        the representations and warranties of the Obligors contained in Article 7 of the Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the Tranche [B] [C] [D] Term Loan Borrowing Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects.;

(b)        the conditions set forth in Section [6.02] [6.03] [6.04] of the Credit Agreement have been satisfied on or prior to the Tranche [B] [C] [D] Term Loan Borrowing Date; and

(c)        no Default exists or will result from the proposed Borrowing or from the application of the proceeds therefrom.

[signature to follow]

IN WITNESS WHEREOF, Borrower has caused this Borrowing Notice to be duly executed and delivered as of the day and year first above written.

BORROWER:

AGILE THERAPEUTICS, INC.

By:
Name:
Title:

ANNEX C

Marked Credit Agreement

ANNEX D

Conformed Credit Agreement

(First Amendment)